United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

Sustainable Projects group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tankedraget 7, Aalborg	DK-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +45 3164 6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On 2 January, 2025, Sustainable Projects Group Inc. (the “Company”) dismissed Centurion ZD CPA & Co. (“Centurion”) as the Company’s independent registered public accounting firm, effective immediately. Centurion’s Public Company Accounting Oversight Board registration is in the process of being withdrawn. Centurion audited the consolidated financial statements of the Company for the years ended December 31, 2023 and 2022; the reports of Centurion on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its reports on the financial statements for the years ended December 31, 2023 and 2022, Centurion included a paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of this Current Report on Form 8-K (this “Report”), there were: (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Centurion on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Centurion’s satisfaction, would have caused Centurion to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed under Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The material weaknesses identified were (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company’s Board of Directors (the “Board”), resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles in the United States and Securities and Exchange Commission (“SEC”) disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes. Centurion provided written communication to the Board regarding these material weaknesses, and these material weaknesses were discussed by the Board with Centurion. The Board has authorized Centurion to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided Centurion with a copy of the disclosures it is making in this Report and requested that Centurion furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Centurion’s letter dated January 7, 2025 is attached as Exhibit 16.1 to this Report.

New Independent Registered Public Accounting Firm

On 2 January, 2025 (the “Engagement Date”), the Company engaged AOGB CPA Limited (“AOGB”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024. The decision to engage Centurion as the Company’s independent registered public accounting firm was approved by the Board.

During the years ended December 31, 2024 and 2023 and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted AOGB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that AOGB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Centurion, dated January 7, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date:	January 6, 2025	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer